EXHIBIT 5.1

May 11, 2020

Enterprise Products Partners L.P.

1100 Louisiana Street, 10th Floor

Houston, Texas 77002

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Enterprise Products Partners L.P., a Delaware limited partnership (the “Partnership”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the resale of 54,807,352 outstanding common units representing limited partner interests of the Partnership (the “Common Units”) by the selling unitholder named therein (the “Selling Unitholder”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As the basis for the opinions hereinafter expressed, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction of the following: (i) the Registration Statement and the exhibits thereto; (ii) the Certificate of Limited Partnership of the Partnership, as amended to date (the “Certificate of Limited Partnership”); (iii) the Sixth Amended and Restated Agreement of Limited Partnership of the Partnership, dated November 22, 2010, as amended to date (the “Partnership Agreement”); (iv) the Certificate of Formation of Enterprise Products Holdings LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), as amended to date (the “GP Certificate”); (v) the Fifth Amended and Restated Limited Liability Company Agreement of the General Partner, dated effective as of September 7, 2011, as amended to date (the “GP LLC Agreement”); and (vi) the resolutions (the “Resolutions”) adopted by the board of directors of the General Partner (the “Board”) relating to the Registration Statement and the issuance of the Common Units by the Partnership. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Partnership, the General Partner and others, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all

Enterprise Products Partners, L.P.

May 11, 2020

persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Partnership and the General Partner.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that, with respect to an offering of Common Units covered by the Registration Statement by the Selling Unitholder, (a) such Common Units have been duly authorized and validly issued and (b) the holders of such Common Units have no obligation, solely by reason of their ownership of such Common Units, to make any contributions to the Partnership or any further payments for their purchase of such Common Units, and will have no personal liability, solely by reason of their ownership of such Common Units, to creditors of the Partnership for any of its debts, liabilities or other obligations.

This opinion letter is limited to the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ SIDLEY AUSTIN LLP